UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 23, 2003

NATION ENERGY, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite 1100 – 609 West Hastings Street, Vancouver, British Columbia, Canada  V6B 4W4
(Address of principal executive offices and Zip Code)

800.400.3969
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On October 22, 2003, the Company announced that Donald A. Sharpe resigned on October 20, 2003 as President and Director of the Company.

There were no disagreements with the Company on any matter relating to the Company's operations, policies or practices. A copy of the full text of the press release relating to Mr. Sharpe's resignation is attached to this Form 8-K Current Report.

Item 7. Exhibits

Exhibit 99.1 News Release Dated - October 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY, INC. (Registrant)
Dated: October 23, 2003	By: /s/ "John R. Hislop" _________________________ John R. Hislop Chairman of the Board and Chief Financial Officer